EXHIBIT 99.5

NOTICE OF GUARANTEED DELIVERY

      When certificates representing shares of Common Stock of Ford Motor Company (“Ford Common Stock”) and/or shares of Class B Stock of Ford Motor Company (“Ford Class B Stock”) are not available, this Notice of Guaranteed Delivery is to accompany the Election and Transmittal Form submitted in connection with the recapitalization of Ford Motor Company (the “Recapitalization”).

      This Notice of Guaranteed Delivery of certificates of Ford Common Stock and/or Ford Class B Stock must be given by a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, and any certificates of Ford Common Stock and/or Ford Class B Stock covered by this Notice of Guaranteed Delivery must in fact be delivered to the Exchange Agent by 5:00 p.m., eastern daylight savings time, on August 4, 2000. Failure to deliver such certificates of Ford Common Stock and/or Ford Class B Stock by such time shall invalidate any election made in the Election and Transmittal Form, and such stockholder shall be treated as having elected to receive one share of New Ford Common Stock (or new Ford Class B Stock if such stockholder is currently a Class B stockholder) and $20.00 in cash. The method of delivery of the Election and Transmittal Form, the certificates of Ford Common Stock and/or the Ford Class B Stock and all other required documents is at the election and risk of the holder of shares of Ford Common Stock and/or Ford Class B Stock. If you choose to send the materials by mail, it is recommended that they be sent by registered mail with return receipt requested, with proper insurance. Delivery of the materials will be deemed effective, and risk of loss with respect thereto will pass, only when such materials are actually received by the Exchange Agent.

The Exchange Agent for the Recapitalization is:

EQUISERVE

By mail:

EquiServe
P.O. Box 832004
Boston, MA 02283-2004

By overnight delivery service:

EquiServe
40 Campanelli Drive
Braintree, MA 02184
Attn: Ford Motor Company

By hand:

EquiServe
c/o Securities Transfer and
Reporting Services, Inc.
Attn: Corporate Actions
100 William Street, Galleria
New York, NY 10038

By facsimile transmission (fax)

EquiServe
(781) 575-4826 (fax)
(781) 575-4827 (fax)
(781) 575-4816 (telephone confirmation)

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE EXCHANGE AGENT.

The Information Agent for the Recapitalization is:

GEORGESON SHAREHOLDER COMMUNICATIONS INC.
17 State Street
New York, NY 10004
Ford Stockholders in the United States and Canada call: (800) 243-7812
Ford Stockholders Outside the United States and Canada call: 00-44-207-335-7281
Banks, Brokers and Other Financial Institutions call: (212) 440-9800 (Collect)

      TO BE EFFECTIVE, THIS PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY TOGETHER WITH THE ELECTION AND TRANSMITTAL FORM, MUST BE RECEIVED BY THE EXCHANGE AGENT BY 8:30 A.M., EASTERN DAYLIGHT SAVINGS, TIME ON AUGUST 2, 2000, THE DATE OF THE FORD SPECIAL MEETING.

      This Notice of Guaranteed Delivery of certificates of Ford Common Stock and/or Ford Class B Stock must be given by a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, and any certificates of Ford Common Stock and/or Ford Class B Stock covered by this Notice of Guaranteed Delivery must in fact be delivered to the Exchange Agent by 5:00 p.m., eastern daylight savings time, on August 4, 2000. Failure to deliver such certificates of Ford Common Stock and/or Ford Class B Stock by such time shall invalidate any election made in the Election and Transmittal Form, and such stockholder shall be treated as having elected to receive one share of New Ford Common Stock (or new Ford Class B Stock if such stockholder is currently a Class B stockholder) and $20.00 in cash. The method of delivery of the Election and Transmittal Form, the certificates of Ford Common Stock and/or the Ford Class B Stock and all other required documents is at the election and risk of the holder of shares of Ford Common Stock and/or Ford Class B Stock. If you choose to send the materials by mail, it is recommended that they be sent by registered mail, with return receipt requested with proper insurance. Delivery of the materials will be deemed effective, and risk of loss with respect thereto will pass, only when such materials are actually received by the Exchange Agent.

GUARANTEE OF DELIVERY

(TO BE USED IF FORD STOCK CERTIFICATES
ARE NOT SURRENDERED WITH THE ELECTION
AND TRANSMITTAL FORM)

The undersigned (check appropriate box below) guarantees to deliver to the Exchange Agent at the appropriate address set forth above the certificates for shares of Ford Common Stock and/or Ford Class B Stock covered by the Election and Transmittal Form no later than 5:00 p.m., eastern daylight savings time, on August 4, 2000.

[ ] A member of registered national securities exchange	Firm (Please Print or Type)
[ ] A member of the National Association of Securities Dealers, Inc.	Authorized Signature

[ ] A commercial bank or trust company in the United States	Address

Dated:	Area Code and Telephone Number